Exhibit 24.1

POWER OF ATTORNEY

(Form S-8 Registration Statement for the Minim, Inc. Omnibus Incentive Compensation Plan and the Minim, Inc. Non-Employee Directors Compensation Plan)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, an officer and/or director of MINIM, Inc. (the “Company”) does hereby constitute and appoint Graham Chynoweth and Sean Doherty his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute in his or her name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the under the Securities Act of shares of common stock of the Company offered pursuant to the Minim, Inc. Omnibus Incentive Compensation Plan and the Minim, Inc. Non-Employee Directors Compensation Plan, including specifically, but without limitation thereto, power and authority to sign his or her name (whether on behalf of the Company or as an officer or director of the Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Company common stock and interests or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents have done, have caused to be done, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

DATED AS OF: November 16, 2021

/s/ David Aronoff
David Aronoff

/s/ Daniel Artusi
Daniel Artusi

/s/ Graham Chynoweth
Graham Chynoweth

/s/ Philip Frank
Philip Frank

/s/ Elizabeth Hitchcock
Elizabeth Hitchcock

/s/ Jeremy Hitchcock
Jeremy Hitchcock

/s/ Joshua Horowitz
Joshua Horowitz

/s/ Sandra Howe
Sandra Howe